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Exhibit 99.2

Q1 2024

Management Report

May 9, 2024

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Contents

■	Q1 2024 Results

–  Overview

–  Key Financial & Operating Metrics

–  Revenue by Geographic Area

■	Q1 2024 Non-GAAP Results

–  Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

–  Reconciliation of GAAP to Non-GAAP Spending by Function

■	Related Information

The following commentary is provided by management and should be referenced in conjunction with PDF Solutions’ First Quarter 2024 financial results press release available on its Investor Relations website at http://www.pdf.com/financial-news. These remarks represent management’s current views of the Company’s financial and operational performance and are provided to give investors and analysts further insight into its performance in advance of the earnings call webcast. The Company disclaims any duty to update this information for future events.

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PDF Solutions Reports First Quarter 2024 Results

Q1 2024 Key Metrics	financial results Summary
Revenue: $41.3M
GAAP Gross Margin: 67%

■    Q1 2024 Total revenues of $41.3M, relatively flat over Q4 2023, and up 1% over Q1 2023.

■    Q1 2024 Analytics revenue of $38.5M, down 2% over Q4 2023, and up 6% over Q1 2023.

■    Q1 2024 Integrated yield ramp revenue of $2.8M, up 43% over Q4 2023, and down 36% over Q1 2023.

Non-GAAP Gross Margin: 72%
GAAP Diluted EPS: ($0.01)
Non-GAAP Diluted EPS: $0.15
Operating Cash Flow: ($1.9M)
Cash Used for Capital Expenditures: $2.0M

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Key Financial & Operating Metrics – Quarterly

(in thousands, except outstanding shares, which are in millions, and percentages)

	Q1’24	Q4’23	Q3’23	Q2’23	Q1’23
Revenues	$ 41,310	$ 41,125	$ 42,350	$ 41,601	$ 40,759
GAAP Gross Margin	67%	68%	66%	70%	71%
Non-GAAP Gross Margin	72%	72%	70%	74%	75%
Outstanding Debt	$ -	$ -	$ -	$ -	$ -
Operating Cash Flow	($ 1,862)	$ 2,029	$ 19,186	($ 5,633)	($ 982)
Cash Used for Capital Expenditures (CAPEX)	$ 2,023	$ 2,408	$ 2,916	$ 3,099	$ 2,902
$ Shares Repurchased	$ 6,899	$ -	$ 743	$ -	$ -
Weighted Average Common Shares Outstanding	38.5	38.3	38.2	37.9	37.7
Effective Tax Rate Expense (Benefit)	47%	(520)%	581%	(132)%	52%

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Revenue by Geographic Area – Quarterly

(Dollars in thousands)

	Q1’24	Q4’23	Q3’23	Q2’23	Q1’23
United States	$ 17,733	$ 22,708	$ 24,477	$ 22,339	$ 23,274
% of Total	43%	55%	58%	54%	57%
Japan	$ 11,288	$ 2,460	$ 3,135	$ 2,593	$ 2,277
% of Total	27%	6%	7%	6%	6%
China	$ 4,853	$ 4,562	$ 7,549	$ 7,421	$ 6,956
% of Total	12%	11%	18%	18%	17%
Rest of the world	$ 7,436	$ 11,395	$ 7,189	$ 9,248	$ 8,252
% of Total	18%	28%	17%	22%	20%
Total revenues	$ 41,310	$ 41,125	$ 42,350	$ 41,601	$ 40,759

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GAAP / Non-GAAP Presentation

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), the Company also provides certain non-GAAP financial measures. Non-GAAP gross profit and margin exclude stock-based compensation expense and the amortization of acquired technology under costs of revenues. Non-GAAP net income excludes stock-based compensation expense, amortization of acquired technology under costs of revenues, amortization of other acquired intangible assets and the effects of certain non-recurring items, such as expenses related to an arbitration proceeding for a disputed contract with a customer, acquisition-related costs, proceeds from the sale of previously written-off property and equipment, and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets and reconciling items. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of expenses related to an arbitration proceeding for a disputed contract with a customer and acquisition-related costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance; PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is included herein.

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Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

Quarterly	(in thousands, except for per share amounts)

	Q1’24	Q4’23	Q3’23	Q2’23	Q1’23

GAAP net income (loss)	($ 393)	$ 887	($ 4,972)	$ 6,835	$ 355
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	6,110	5,923	5,999	4,678	4,884
Amortization of acquired technology under costs of revenues	584	586	574	553	553
Amortization of other acquired intangible assets	259	306	328	326	325
Expenses of arbitration (1)	—	75	226	166	2,133
Acquisition-related costs (2)	—	—	33	176	—
Proceeds from the sale of previously written-off property and equipment	—	—	(105)	—	—
Tax impact of valuation allowance for deferred tax assets and reconciling items (3)	(813)	(2,060)	5,904	(5,238)	(980)
Non-GAAP net income	$ 5,747	$ 5,717	$ 7,987	$ 7,496	$ 7,270
GAAP net income (loss) per diluted share	($ 0.01)	$ 0.02	($ 0.13)	$ 0.17	$ 0.01
Non-GAAP net income per diluted share	$ 0.15	$ 0.15	$ 0.20	$ 0.19	$ 0.19
Weighted average common shares used in GAAP net income (loss) per diluted share calculation	38,500	38,814	38,187	39,076	38,859
Weighted average common shares used in Non-GAAP net income per diluted share calculation	39,053	38,814	38,992	39,076	38,859

(1)	Represents expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.
(2)	Acquisition-related costs are incremental expenses related to a business or asset acquisition transaction(s). These expenses may include consulting, legal and other fees. For the three months ended September 30, 2023, and June 30, 2023, the charges were related to the acquisition of Lantern Machinery Analytics, Inc.
(3)	The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its U.S. DTAs on a non-GAAP basis.

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Reconciliation of GAAP to Non-GAAP Spending by Function

Quarterly

	(in thousands)
	Q1’24	Q4’23	Q3’23	Q2’23	Q1’23
Cost of Revenue - GAAP	$ 13,529	$ 13,194	$ 14,282	$ 12,369	$ 11,904
Adjustments to reconcile GAAP Cost of Revenue to Non-GAAP Cost of Revenue:
Stock-based compensation expense	(1,200)	(1,147)	(1,120)	(938)	(964)
Amortization of acquired technology	(584)	(586)	(574)	(553)	(553)
Cost of Revenue - Non-GAAP	$ 11,745	$ 11,461	$ 12,588	$ 10,878	$ 10,387

Research & Development - GAAP	$ 12,984	$ 12,308	$ 13,113	$ 12,264	$ 13,051
Adjustments to reconcile GAAP R&D to Non-GAAP R&D:
Stock-based compensation expense	(2,202)	(2,102)	(2,196)	(1,619)	(1,794)
Research & Development - Non-GAAP	$ 10,782	$ 10,206	$ 10,917	$ 10,645	$ 11,257

Selling, General, & Administrative - GAAP	$ 16,498	$ 16,194	$ 15,611	$ 14,766	$ 15,645
Adjustment to reconcile GAAP SG&A to Non-GAAP SG&A:
Stock-based compensation expense	(2,708)	(2,674)	(2,683)	(2,121)	(2,126)
Expenses of arbitration (1)	—	(75)	(226)	(166)	(2,133)
Acquisition-related costs (2)	—	—	(33)	(176)	—
Selling, General, & Administrative - Non-GAAP	$ 13,790	$ 13,445	$ 12,669	$ 12,303	$ 11,386

(1)	Represents expenses related to an arbitration proceeding over a disputed contract with a customer, which expenses are expected to continue until the arbitration is resolved.
(2)	Acquisition-related costs are incremental expenses related to a business or asset acquisition transaction(s). These expenses may include consulting, legal and other fees. For the three months ended September 30, 2023, and June 30, 2023, the charges were related to the acquisition of Lantern Machinery Analytics, Inc.

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